UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 27, 2014

(Date of earliest event reported)

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Summit Lake Drive, Suite 100

Valhalla, New York 10595

(Address of principal executive offices)

914-345-2255

(Registrant’s telephone number, including area code)

Parametric Sound Corporation

(Registrant’s former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2014, Turtle Beach Corporation (formerly known as Parametric Sound Corporation) (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Nevada, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Charter Amendment amended the Company’s Articles of Incorporation to effect a change of the Company’s corporate name from “Parametric Sound Corporation” to “Turtle Beach Corporation” (the “Name Change”). The Name Change was approved by the Company’s board of directors on January 30, 2014 and a majority of the Company’s stockholders by written consent on February 26, 2014, and became effective on May 28, 2014.

In connection with the Name Change, the Company also amended its bylaws (the “Bylaws Amendment”) to reflect the new corporate name. A copy of the Bylaws Amendment is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 – Other Events

In connection with the Name Change, the new CUSIP number for the Company’s common stock is 900450107. The Company’s common stock will continue to trade under the ticker symbol “HEAR” on the NASDAQ Global Market.

On May 27, 2014, the Company issued a press release announcing the Name Change, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to Articles of Incorporation of Turtle Beach Corporation (f/k/a Parametric Sound Corporation), as filed with the Secretary of State of the State of Nevada on May 20, 2014.

3.2	Certificate of Amendment to Bylaws of Turtle Beach Corporation (f/k/a Parametric Sound Corporation), dated May 28, 2014.

99.1	Press release dated May 27, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2014	TURTLE BEACH CORPORATION

	By:	/s/ Juergen Stark
Juergen Stark
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation of Turtle Beach Corporation (f/k/a Parametric Sound Corporation), as filed with the Secretary of State of the State of Nevada on May 20, 2014.

3.2	Certificate of Amendment to Bylaws of Turtle Beach Corporation (f/k/a Parametric Sound Corporation), dated May 28, 2014.

99.1	Press release dated May 27, 2014.